UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 1, 2007

Exact name of registrants as specified in
Commission	their charters, address of principal executive	IRS Employer
File Number	offices and registrants' telephone number	Identification Number
1-14465	IDACORP, Inc.	82-0505802
1-3198	Idaho Power Company	82-0130980
1221 W. Idaho Street
Boise, ID 83702-5627
(208) 388-2200

State or Other Jurisdiction of Incorporation: Idaho

None
Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

IDACORP, Inc.

Idaho Power Company
Form 8-K

ITEM 8.01      OTHER EVENTS

The Bonneville Power Administration Residential Exchange Program

The Pacific Northwest Electric Power Planning and Conservation Act of 1980, through the Residential Exchange Program, provides access to the benefits of low-cost federal hydroelectric power to residential and small farm customers of the region's investor-owned utilities.  The program is administered by the Bonneville Power Administration ("BPA").  Idaho Power Company ("IPC") entered into settlement agreements with the BPA which settled IPC's rights under the Residential Exchange Program for the fiscal year 2002-2006 rate period and for the fiscal year 2007-2011 rate period.  Pursuant to these agreements between the BPA and IPC, benefits from BPA were passed through to IPC's Idaho and Oregon residential and small-farm customers in the form of electricity bill credits.

Several of the BPA's publicly-owned and the direct-service industry customers filed lawsuits against the BPA with the United States Court of Appeals for the Ninth Circuit challenging certain aspects of  the BPA's agreements with IPC, as well as the BPA's agreements with other investor-owned utilities, and challenging the level of benefits previously paid to investor-owned utility customers.  On May 3, 2007, the Ninth Circuit ruled that the settlement agreements entered into between the BPA and the investor-owned utilities (including IPC) are inconsistent with the Northwest Power Act.  On May 21, 2007, the BPA notified IPC and six other investor-owned utilities that it was immediately suspending the Residential Exchange Program payments that the utilities pass through to their residential and small-farm customers in the form of electricity bill credits.

IPC has taken action with both the Idaho Public Utilities Commission ("IPUC") and the Public Utility Commission of Oregon to reduce the level of credit on its customers' bills to zero, effective June 1, 2007.

IPC is currently evaluating what actions it may take to restore the credit to its customers.

Power Cost Adjustment

On April 13, 2007, IPC filed its 2007-2008 Power Cost Adjustment ("PCA") application with the IPUC with a requested effective date of June 1, 2007.  The filing requested an increase to the PCA component of customer's rate from the existing level, which was $46.8 million below base rates, to a level that is $30.7 million above those base rates, an increase of approximately $77.5 million, net of proceeds from the sale of excess SO2 emission allowances.

On May 31, 2007, the IPUC approved IPC's PCA application, effective June 1, 2007 for the period June 1, 2007 through May 31, 2008.

Idaho Power Pension Expense

On June 1, 2007, the IPUC authorized IPC to account for its defined benefit pension expense on a cash basis, and to defer and account for accrued SFAS 87 pension expense as a regulatory asset.  By this authorization, IPC will be able to remove the impact of SFAS 87 pension expense from its income statement.  IPC will begin deferring pension expense to a regulatory asset account to be matched with revenue when future pension contributions are recovered through rates.  The deferral of pension expense will not begin until $4.1 million of past contributions still recorded on the balance sheet have been expensed.  For 2007, it is estimated that approximately $2.8 million will be deferred to a regulatory asset beginning in the third quarter.

FERC Investigation

On March 28, 2007, the Federal Energy Regulatory Commission ("FERC") advised IPC that the FERC was commencing a preliminary, non-public investigation into the pricing and availability of transmission capacity into and out of IPC's IPCO point of delivery and transactions related to that transmission capacity during the period January 1, 2003 to present.  Subsequently on May 15, 2007, the FERC made a data request in connection with this investigation, to which IPC responded on June 1, 2007.  IPC is unable to predict the outcome of this investigation.

Shareholder Lawsuit

On May 26, 2004 and June 22, 2004, respectively, two shareholder lawsuits were filed in the

U.S. District Court for the District of Idaho against IDACORP, Inc. ("IDACORP") and certain of its directors and officers. The lawsuits, captioned Powell, et al. v. IDACORP, Inc., et al. and

Shorthouse, et al. v. IDACORP, Inc., et al., raised largely similar allegations. The lawsuits were putative class actions brought on behalf of purchasers of IDACORP stock between February 1, 2002 and June 4, 2002.

On March 29, 2006, the U.S. District Court for the District of Idaho (Judge Edward J. Lodge) issued an Order in this case adopting the Report and Recommendation of Magistrate Judge Mikel H. Williams of the U.S. District Court for the District of Idaho issued on September 14, 2005, granting the defendants' motion to dismiss because plaintiffs failed to satisfy the pleading requirements for loss causation.  However, Judge Lodge modified the Report and Recommendation and ruled that plaintiffs had until May 1, 2006, to file an amended complaint only as to the loss causation element.  On May 1, 2006, the plaintiffs filed an amended complaint.  The defendants filed a motion to dismiss the amended complaint on June 16, 2006, asserting that the amended complaint still failed to satisfy the pleading requirements for loss causation.  On March 6, 2007, Magistrate Judge Williams recommended dismissal of plaintiffs' amended complaint without leave to further amend.

On May 21, 2007, the U.S. District Court for the District of Idaho (Judge Edward J. Lodge) granted the defendants' motion to dismiss the complaint because the amended complaint failed to satisfy the pleading requirements for loss causation.  The court also denied the plaintiffs' request to amend the complaint.  The plaintiffs have thirty days within which to file an appeal.

Western Shoshone National Council

On April 10, 2006, the Western Shoshone National Council and certain of its individual tribal members filed a First Amended Complaint and Demand for Jury Trial in the U.S. District Court for the District of Nevada, naming IPC and other unrelated entities as defendants.  The plaintiffs alleged that the defendants' ownership interest in certain land, minerals, water or other resources was converted and fraudulently conveyed from lands in which the plaintiffs had historical ownership rights and Indian title dating back to the 1860's or before.

On June 19, 2006, the defendants, including IPC, filed a motion to dismiss the plaintiffs' complaint.  On May 31, 2007, the U.S. District Court for the District of Nevada granted the motion to dismiss stating that the plaintiffs' claims are barred by the finality provision of the Indian Claims Commission Act.

Memorandum of Understanding

On May 18, 2007 IPC announced the execution of a Memorandum of Understanding ("MOU") with PacifiCorp under which the companies would pursue and evaluate the possible development of new high voltage transmission lines from Wyoming across southern Idaho.  The companies anticipate that various segments of the project under consideration would be completed between 2012 and 2014, and would be designed to meet growth in customers' need for electricity and increase electrical transmission capacity across southern Idaho.  IPC is continuing to evaluate the project under the MOU process at this time.  If the project is constructed, IPC estimates that its share of project costs would be $800 million to $1.2 billion.

Forty-second Supplemental Indenture to Mortgage and Deed of Trust

IPC entered into a Forty-second Supplemental Indenture, dated as of May 1, 2007 (the "Supplemental Indenture"), to the Mortgage and Deed of Trust, dated as of October 1, 1937, between IPC and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) and R.G. Page, as Trustees (Stanley Burg, successor individual trustee) (as supplemented, the "Indenture"), to increase the maximum amount of obligations to be secured by the Indenture to $1.5 billion.  The Supplemental Indenture is filed as Exhibit 4 hereto.

Certain statements contained in this Current Report on Form 8-K, including statements with respect to future earnings, ongoing operations, and financial conditions, are "forward-looking statements" within the meaning of federal securities laws.  Although IDACORP and Idaho Power believe that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements.  Factors that could cause actual results to differ materially from the forward-looking statements include:  changes in and compliance with governmental policies, including new interpretations of existing policies, and regulatory actions and regulatory audits, including those of the Federal Energy Regulatory Commission, the Idaho Public Utilities Commission, the Oregon Public Utility Commission and the Internal Revenue Service with respect to allowed rates of return, industry and rate structure, day-to-day business operations, acquisition and disposal of assets and facilities, operation and construction of plant facilities, relicensing of hydroelectric projects, recovery of purchased power expenses, recovery of other capital investments, present or prospective wholesale and retail competition (including but not limited to retail wheeling and transmission costs) and other refund proceedings; changes arising from the Energy Policy Act of 2005; litigation and regulatory proceedings, including those resulting from the energy situation in the western United States, and settlements that influence business and profitability; changes in and compliance with environmental, endangered species and safety laws and policies; weather variations affecting hydroelectric generating conditions and customer energy usage; over-appropriation of surface and groundwater in the Snake River Basin resulting in reduced generation at hydroelectric facilities; construction of power generating, transmission and distribution facilities including inability to obtain required governmental permits and approvals, and risks related to contracting, construction and start-up; operation of power generating facilities including breakdown or failure of equipment, performance below expected levels, competition, fuel supply, including availability, transportation and prices, and transmission; impacts from the potential formation of a regional transmission organization or the development of another transmission group and the dissolution of Grid West; population growth rates and demographic patterns; market demand and prices for energy, including structural market changes; changes in operating expenses and capital expenditures and fluctuations in sources and uses of cash; results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by factors such as credit ratings and general economic conditions; actions by credit rating agencies, including changes in rating criteria and new interpretations of existing criteria; homeland security, natural disasters, acts of war or terrorism; market conditions that could affect the operations and prospects of IDACORP's subsidiaries or their competitors; increasing health care costs and the resulting effect on medical benefits paid for employees; performance of the stock market and the changing interest rate environment, which affect the amount of required contributions to pension plans, as well as the reported costs of providing pension and other postretirement benefits; increasing costs of insurance, changes in coverage terms and the ability to obtain insurance; changes in tax rates or policies, interest rates or rates of inflation; adoption of or changes in critical accounting policies or estimates; and new accounting or Securities and Exchange Commission requirements, or new interpretation or application of existing requirements.  Any such forward-looking statement should be considered in light of such factors and others noted in the company's Annual Report on Form 10-K for the year ended December 31, 2006, the Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 and other reports on file with the Securities and Exchange Commission.  Any forward-looking statement speaks only as of the date on which such statement is made.  New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

(d)        Exhibits

Number	Description

4	Idaho Power Company Forty-second Supplemental Indenture to Mortgage and Deed of Trust, dated as of May 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated:  June 4, 2007

IDACORP, Inc.

By:   /s/ Darrel T. Anderson
Darrel T. Anderson

         Senior Vice President -

         Administrative Services and

         Chief Financial Officer

Idaho Power Company

By:   /s/ Darrel T. Anderson
Darrel T. Anderson

         Senior Vice President -

         Administrative Services and

         Chief Financial Officer

INDEX TO EXHIBITS

Number	Description

4	Idaho Power Company Forty-second Supplemental Indenture to Mortgage and Deed of Trust, dated as of May 1, 2007.